EXHIBIT 1

                             JOINT FILING AGREEMENT

         In accordance with the Rule 13d-1(k)(1) under the Securities Act of 1934, the persons named below agree to the joint filing on behalf of each of them of a Schedule 13D (including amendments thereto) with respect to the Common Stock of Norland Medical Systems, Inc. and further agree that this Joint Filing Agreement be included as an Exhibit to such joint filing. In evidence thereof, the undersigned, being duly authorized, hereby execute this Agreement this 11th day of January, 2000.


                             NORLAND PARTNERS, L.P.
                             By: Novatech Management Corporation,
                                 General Partner


                           By:Reynald G. Bonmati
                              _______________________
                              Reynald G. Bonmati
                              President

                              NOVATECH MANAGEMENT CORPORATION


                           By: Reynald G. Bonmati
                               _______________________
                               Reynald G. Bonmati
                               President


                               BONES, L.L.C.



                           By: Reynald G. Bonmati
                               ________________________
                               Reynald G. Bonmati
                               Managing Member


                           Albert S. Waxman
                           _____________________________
                           Albert S. Waxman